Exhibit 5.1

2001 ROSS AVENUE	ABU DHABI
DALLAS, TEXAS	AUSTIN
75201-2980	BEIJING
DALLAS
TEL +1 214.953.6500	DUBAI
FAX +1 214.953.6503	HONG KONG
www.bakerbotts.com	HOUSTON
LONDON
MOSCOW
NEW YORK
PALO ALTO
RIYADH
WASHINGTON

May 11, 2012

Crosstex Energy, L.P.

2501 Cedar Springs

Dallas, Texas  75201

Ladies and Gentlemen:

We have acted as counsel to Crosstex Energy, L.P., a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale of up to 8,800,000 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement dated May 10, 2012 (the “Underwriting Agreement”) by and among the Partnership, Crosstex Energy GP, LLC, a Delaware limited liability company, Crosstex Operating GP, LLC, a Delaware limited liability company, and Crosstex Energy Services, L.P., a Delaware limited liability partnership, on the one hand, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand.  The Underwriters have an option to purchase up to 1,320,000 additional Common Units to cover over-allotments, if any.

We refer to the registration statement on Form S-3, as amended (Registration Statement No. 333-166663), with respect to the Common Units being sold by the Partnership (the “Registration Statement”), as filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The final prospectus supplement dated May 10, 2012 (the “Prospectus Supplement”), which together with the accompanying prospectus dated May 21, 2010 (the “Prospectus”) filed with the Registration Statement, has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

As the basis for the opinion hereinafter expressed, we examined the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 23, 2007, as amended to date (the “Partnership Agreement”), the Underwriting Agreement, the Delaware Revised Uniform Limited Partnership Act (the “Act”), partnership records and documents, certificates of the Partnership, certain of its affiliates and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.  In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.             The Partnership has been duly formed and is validly existing as a limited partnership under the Act.

2.             The Common Units, when issued and delivered on behalf of the Partnership against payment therefor as described in the Underwriting Agreement, will be duly authorized, validly issued, fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Act).

This opinion is limited in all respects to the federal laws of the United States of America and the Act, each as in effect on the date hereof.

At your request, this opinion is being furnished to you for filing as an exhibit to the Partnership’s Current Report on Form 8-K filed on the date hereof.  We hereby consent to the statements with respect to us under the heading “Legal Matters” in the Prospectus Supplement and the Prospectus and to the filing of this opinion as an exhibit to the Partnership’s Current Report on Form 8-K filed on the date hereof.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.